Exhibit 4.4

INDIANAPOLIS POWER & LIGHT COMPANY

TO

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,
as successor in interest to

AMERICAN NATIONAL BANK AND TRUST

COMPANY OF CHICAGO

Trustee

________

Forty-Eighth Supplemental Indenture

________

Dated as of January 1, 2004

ESTABLISHING FIRST MORTGAGE BONDS,

6.60% Series, Due 2034

TABLE OF CONTENTS*

of

FORTY-EIGHTH SUPPLEMENTAL INDENTURE

of

INDIANAPOLIS POWER & LIGHT COMPANY

Page

PARTIES 1

RECITALS 1

SECTION 1 Granting clauses 3

Part I Electric Distributing Systems 3

Part II Reserved 4

Part III Indeterminate Permits and Franchises 4

Part IV Other Property 4

SECTION 2 Definitions 5

SECTION 3 Designation and Authentication of 2034 Bonds 7

SECTION 4 Optional Redemption 10

SECTION 5 Registration, Transfer and Exchange 12

SECTION 6 Restrictions on Transfer and Exchange 15

SECTION 7 Temporary Offshore Global Bond 17

SECTION 8 Form of fully registered bond 17

Form of Trustee's certificate on bonds 19

SECTION 9 Temporary Bonds 23

SECTION 10 Annual Payments for Maintenance and Improvement Fund 24

SECTION 11 Compliance with Section 47 of Original Mortgage with respect to dividend restrictions 24

-------------------

*Table of Contents is not part of this Forty-Eighth Supplemental Indenture and should not be considered such. It is included herein only for purposes of convenient reference.

Page

SECTION 12 Rule 144A Information Request 24

SECTION 13 Acceptance of trusts by Trustee and conditions of Acceptance 24

SECTION 14 Successors and assigns 25

SECTION 15 Limitation of rights hereunder 25

SECTION 16 Compliance with terms, provisions and conditions of Mortgage 25

SECTION 17 Execution in counterparts 25

SIGNATURES AND SEALS 26

ACKNOWLEDGEMENTS 28

EXHIBITS

EXHIBIT A Certificate of Beneficial Ownership

EXHIBIT B DTC Legend

EXHIBIT C Regulation S Certificate

EXHIBIT D Restricted Legend

EXHIBIT E Rule 144A Certificate

EXHIBIT F Temporary Offshore DTC Legend

THIS FORTY-EIGHTH SUPPLEMENTAL INDENTURE, dated as of January 1, 2004, between INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

WHEREAS, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949 (two), as of February 1, 1951, as of March 1, 1953, as of June 1, 1956, as of March 1, 1958, as of October 1, 1960, as of August 1, 1964, as of April 1, 1966, as of May 1, 1967, as of May 1, 1968, as of October 1, 1970, as of March 1, 1972, as of March 15, 1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June 1, 1976, as of July 1, 1976, as of August 1, 1977, as of September 1, 1978, as of August 1, 1981 (two), as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August 1, 1992, as of April 1, 1993, as of October 1, 1993 (two), as of February 1, 1994 (two), as of January 15, 1995, as of October 1, 1995, as of August 1, 2001 (four) and as of August 1, 2003; and

WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 6.60% Series, due 2034" (the bonds of said series being hereinafter sometimes referred to as the "2034 Bonds"), limited to the aggregate principal amount of One Hundred Million Dollars ($100,000,000); and

WHEREAS, all things necessary to make the 2034 Bonds hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Forty-Eighth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

WHEREAS, the execution and delivery by the Company of this Forty-Eighth Supplemental Indenture, and the terms of the 2034 Bonds, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectively the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Forty-Eighth Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereof;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2034 Bonds by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Forty-Eighth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Forty-Eighth Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

SECTION 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to excepted encumbrances as defined in the Mortgage), unto said J.P. Morgan Trust Company, National Association, as successor in interest to American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

PART I.

ELECTRIC DISTRIBUTING SYSTEMS.

All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Gibson, Greene, Hamilton, Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby, Sullivan and Switzerland, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

PART II.

[Reserved]

PART III.

INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

PART IV.

OTHER PROPERTY.

All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

SECTION 2. Capitalized terms not otherwise defined in this Forty-Eighth Supplemental Indenture shall have the following meanings:

"Agent Member" means a member of, or a participant in, the Depositary.

"Certificate of Beneficial Ownership" means a certificate substantially in the form of Exhibit A.

"Certificated Bond" means a 2034 Bond in registered individual form without interest coupons.

"Clearstream" means Clearstream Banking SA and its successors.

"Depositary" means the depositary of each Global Bond, which will initially be DTC.

"DTC" means The Depository Trust Company, a New York Corporation, and its successors.

"DTC Legend" means the legend set forth in Exhibit B.

"Euroclear" means Euroclear Bank S.A./N.V., and its successors and assigns, as operator of the Euroclear System.

"Exchange Act" means the Securities Act of 1934, as amended.

"Global Bond" means a 2034 Bond in registered global form without interest coupons.

"Initial Purchasers" means the initial purchasers party to a purchase agreement with the Company relating to the sale of the 2034 Bonds by the Company.

"Officer's Certificate" means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

"Offshore Global Bond" means a Global Bond representing 2034 Bonds issued and sold pursuant to Regulation S.

"Permanent Offshore Global Bond" means an Offshore Global Bond that does not bear the Temporary Offshore DTC Legend.

"Regulation S" means Regulations S under the Securities Act.

"Regulation S Certificate" means a certificate substantially in the form of Exhibit C hereto.

"Restricted Period" means the relevant 40-day distribution compliance period as defined in Regulation S.

"Restricted Legend" means the legend set forth in Exhibit D.

"Rule 144A" means Rule 144A under the Securities Act.

"Rule 144A Certificate" means (i) a certificate substantially in the form of Exhibit E hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the person making such certification (x) is acquiring such 2034 Bond (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

"Securities Act" means the Securities Act of 1933, as amended.

"Temporary Offshore Global Bond" means an Offshore Global Bond that bears the Temporary Offshore DTC Legend.

"Temporary Offshore DTC Legend" means the legend set forth in Exhibit F.

"U.S. Global Bond" means a Global Bond that bears the Restricted Legend representing 2034 Bonds issued and sold pursuant to Rule 144A.

SECTION 3. (a) There shall be and is hereby established a series of bonds, limited in aggregate principal amount to One Hundred Million Dollars ($100,000,000) to be issued under and secured by the Mortgage, to be designated ''6.60% Series, due 2034'', each of which shall also bear the descriptive title ''First Mortgage Bonds''; said 2034 Bonds shall mature on January 1, 2034, and shall be issued only as fully registered bonds without coupons in the denomination of one thousand dollars and any larger denomination which is a whole multiple of one thousand dollars; said 2034 Bonds shall accrue interest from and including the most recent date to which interest has been paid, or if no interest has been paid from January 13, 2004, through but excluding the date on which interest is paid, at the rate per annum designated in the title thereof; interest shall be payable in arrears semi-annually, on January 1 and July 1 of each year commencing July 1, 2004, or if such day shall be a legal holiday or a day on which banking institutions are authorized by law to close in the City of Chicago, Illinois, the day next succeeding such day which shall not be a legal holiday or a day on which such institutions are authorized to close; and the principal of, premium, if any, and interest on said bond shall be payable in lawful money of the United States of America at the office or agency of the Company in the City of Chicago, Illinois. The person in whose name any such 2034 Bond is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such 2034 Bond is registered on the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date with respect to payment of interest in default may be established by or on behalf of the Company by notice mailed to the holders of the 2034 Bonds not less than ten (10) days preceding such record date, which record date shall not be more than thirty (30) days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the tenth day next preceding such interest payment date.

(b) J.P. Morgan Trust Company, National Association is hereby designated and appointed the office and agency of the Company for the payment of the principal of, premium, if any, and interest on the 2034 Bonds. All reference herein to the office or agency of the Company for the payment of the principal of, premium, if any, and interest on the 2034 Bonds shall be to J.P. Morgan Trust Company, National Association. In the event of the resignation or inability to act of J.P. Morgan Trust Company, National Association, then a successor paying agent for all such purposes shall be appointed by the Board of Directors of the Company. J.P. Morgan Trust Company, National Association is hereby designated and appointed the office and agency of the Company for the registration, transfer and exchange of such bonds. All reference herein to the office or agency of the Company for the registration, transfer or exchange of the 2034 Bonds shall be to J.P. Morgan Trust Company, National Association. In the event of the resignation or inability to act of J.P. Morgan Trust Company, National Association, then a successor agent for the registration, transfer and exchange of the 2034 Bonds shall be appointed by the Board of Directors of the Company.

(c) The 2034 Bonds shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

(d) The 2034 Bonds shall be limited to an aggregate principal amount of One Hundred Million Dollars ($100,000,000) and shall be issued under the provisions of Article VI of the Original Mortgage.

(e) (1) Except as otherwise provided in paragraph (f), Section 6 (b)(3) or (c), or Section 5(b)(4), each 2034 Bond (other than a Permanent Offshore Bond) will bear the Restricted Legend.

(2) Each Global Bond will bear the DTC Legend.

(3) Each Temporary Offshore Global Bond will bear the Temporary Offshore DTC Legend.

(4) 2034 Bonds initially offered and sold in reliance on Regulation S will be issued as provided in Section 7(a).

(f) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a 2034 Bond is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the 2034 Bond (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company may instruct the Trustee to cancel such 2034 Bond and issue to the holder thereof (or to its transferee) a new 2034 Bond of like tenor and amount, registered in the name of the holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(g) By its acceptance of any 2034 Bond bearing the Restricted Legend (or any beneficial interest in such a 2034 Bond), each holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such 2034 Bond (and any such beneficial interest) set forth in this Forty-Eighth Supplemental Indenture and in the Restricted Legend and agrees that it will transfer such 2034 Bond (and any such beneficial interest) only in accordance with the Mortgage, as supplemented by this Forty-Eighth Supplemental Indenture, and such legend.

(h) A 2034 Bond will not be valid until the Trustee manually signs the certificate of authentication on the 2034 Bond, with the signature conclusive evidence that the 2034 Bond has been authenticated under this Forty-Eighth Supplemental Indenture.

(i) At any time and from time to time after the execution and delivery of this Forty-Eighth Supplemental Indenture, the Company may deliver 2034 Bonds executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver 2034 Bonds for original issue in the aggregate principal amount not to exceed One Hundred Million Dollars ($100,000,000.00).

SECTION 4. Except as provided in this Section 4, the 2034 Bonds shall not be redeemable.

Upon the notice and in the manner and with the effect provided in the Mortgage and in this Section 4, the 2034 Bonds shall be redeemable by the Company prior to the maturity thereof out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, at the principal amount of the 2034 Bonds as to be redeemed and accrued interest to the date of redemption.

Upon the notice and in the manner and with the effect provided in this Section 4, the 2034 Bonds shall be redeemable prior to the maturity thereof, as a whole or in part at any time, at the option of the Company, at a redemption price, together with accrued interest to the date of redemption, equal to the greater of (i) 100% of the principal amount of the 2034 Bonds being redeemed; and (ii) the sum of the present values of the principal amount of the 2034 Bonds to be redeemed and the remaining scheduled payments of interest on the 2034 Bonds from the redemption date to January 1, 2034, discounted from their respective scheduled payment dates to the redemption date semi-annually, assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield plus thirty (30) basis points.

"Treasury Yield" means, with respect to any redemption date, the annual rate equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue expressed as a percentage of its principal amount equal to the Comparable Treasury Price for such redemption date.

"Comparable Treasury Issue" means the United States treasury security selected by an independent investment banker as having a maturity comparable to the remaining term of the 2034 Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2034 Bonds.

"Comparable Treasury Price" means, with respect to any date of redemption, (i) the average of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, on the third business day preceding the redemption date, as set forth in the daily statistical release published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," or (ii) if this release is not published or does not contain such prices on the business day in question, the Reference Treasury Dealer Quotation for the redemption date.

"Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue expressed in each case as a percentage of its principal amount and quoted in writing to the Company by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding the redemption date.

"Reference Treasury Dealer" means a primary United States government securities dealer in New York City appointed by the Company and reasonably acceptable to the Trustee.

The notice required for the redemption of the 2034 Bonds shall be as provided in Section 59 of the Mortgage.

If fewer than all the 2034 Bonds are to be redeemed, selection of 2034 Bonds for redemption will be made by the Trustee in the manner specified in the Mortgage.

Unless the Company defaults in payment of the redemption price, from and after the date of redemption, the 2034 Bonds or portions thereof called for redemption will cease to bear interest, and the holders of the 2034 Bonds will have no right in respect of the 2034 Bonds except the right to receive the redemption price.

No sinking fund is provided for the 2034 Bonds.

SECTION 5. (a) The 2034 Bonds will be issued in registered form only, without coupons, and except under the circumstances described in subsection (b)(2) or (b)(4) of this Section 5, the 2034 Bonds will be issued in global form only. The Company shall cause the agent for the registration, transfer and exchange named in Section 3(b) (the "Transfer Agent") to maintain a register (the "Register") of the 2034 Bonds, for registering the record ownership of 2034 Bonds by the holders thereof and transfers and exchanges of 2034 Bonds.

(b) (1) Each Global Bond will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereon will bear the DTC Legend.

(2) Each Global Bond will be delivered to the Transfer Agent as custodian for the Depositary. Transfers of a Global Bond (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as set forth in Section 5(b)(4) and (ii) transfers of portions thereof in the form of Certificated Bonds may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Transfer Agent by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 6.

(3) Agent Members will have no rights under the Mortgage or this Forty- Eighth Supplemental Indenture with respect to any Global Bond held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Bond for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any person (including any Agent Member and any person that holds a beneficial interest in a Global Bond through an Agent Member) to take any action which a holder is entitled to take under the Mortgage or this Forty-Eighth Supplemental Indenture or the 2034 Bonds, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Bond and a successor depositary is not appointed by the Company within 90 days of the notice, or (y) a completed default (as defined in the Mortgage) has occurred and is continuing and the Transfer Agent has received a request from the Depositary, or (z) the Company determines that the 2034 Bonds will no longer be represented by Global Bonds, the Transfer Agent will promptly exchange each beneficial interest in each Global Bond for one or more Certificated Bonds of the same series in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Transfer Agent by the Depositary, and thereupon each Global Bond will be deemed canceled. If a Global Bond does not bear the Restricted Legend, then the Certificated Bonds issued in exchange therefor will not bear the Restricted Legend. If a Global Bond bears the Restricted Legend, then the Certificated Bonds issued in exchange therefor will bear the Restricted Legend, provided that any holder of any such Certificated Bond issued in exchange for a beneficial interest in a Temporary Offshore Global Bond will have the right upon presentation to the Transfer Agent of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Bond for a Certificated Bond of like tenor and amount that does not bear the Restricted Legend, registered in the name of such holder.

(c) A holder may transfer a 2034 Bond (or a beneficial interest therein) to another person or exchange a 2034 Bond (or a beneficial interest therein) for another 2034 Bond or 2034 Bonds of any authorized denomination by presenting to the Transfer Agent a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 6. The Transfer Agent will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the Register maintained by the Transfer Agent for the purpose; provided that

(x) no transfer or exchange will be effective until it is registered in the Register and

(y) the Transfer Agent will not be required (i) to issue, register the transfer of or exchange any 2034 Bond for a period of ten (10) days before any interest payment date of such bonds, (ii) to issue, register the transfer of or exchange any 2034 Bond for a period of fifteen (15) days before a selection of 2034 Bonds to be redeemed or purchased, (iii) to register the transfer of or exchange any 2034 Bond so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any 2034 Bond not being redeemed or purchased, or (iv) if a redemption or a purchase is to occur after a record date but on or before the corresponding interest payment date, to register the transfer of or exchange any 2034 Bond on or after the record date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the person in whose name any 2034 Bond is registered as the owner and holder thereof for all purposes (whether or not the 2034 Bond is overdue), and will not be affected by notice to the contrary.

(d) From time to time the Company will execute and the Trustee will authenticate additional 2034 Bonds as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

(e) No service charge will be imposed in connection with any transfer or exchange of any 2034 Bond, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(f) (1) If a beneficial interest in a Global Bond is transferred or exchanged for a beneficial interest in another Global Bond, the Transfer Agent will (x) record a decrease in the principal amount of the Global Bond being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Bond. Any beneficial interest in one Global Bond that is transferred to a person who takes delivery in the form of an interest in another Global Bond, or exchanged for an interest in another Global Bond of the same series, will, upon transfer or exchange, cease to be an interest in such Global Bond and become an interest in the other Global Bond and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Bond for as long as it remains such an interest.

(2) If a Certificated Bond is transferred or exchanged for another Certificated Bond, the Transfer Agent will (x) cancel the Certificated Bond being transferred or exchanged, (y) deliver one or more new Certificated Bonds in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the holder of the canceled Certificated Bond (in the case of an exchange), registered in the name of such transferee or holder, as applicable, and (if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Bond) deliver to the holder thereof one or more Certificated Bonds in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Bond, registered in the name of the holder thereof.

SECTION 6. (a) The transfer or exchange of any 2034 Bond (or a beneficial interest therein) may only be made in accordance with this Section and Section 5 and, in the case of a Global Bond (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Transfer Agent shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph (c), the transfer or exchange of any 2034 Bond (or a beneficial interest therein) of the type set forth in column A below for a 2034 Bond (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.
A	B	C
U.S. Global Bond U.S. Global Bond U.S. Global Bond Certificated Bond Certificated Bond Certificated Bond Offshore Global Bond Offshore Global Bond Offshore Global Bond	U.S. Global Bond Offshore Global Bond Certificated Bond Certificated Bond U.S. Global Bond Offshore Global Bond U.S. Global Bond Offshore Global Bond Certificated Bond	(1) (2) (3) (3) (4) (2) (4) (1) (3)

(1) No certification is required.

(2) The person requesting the transfer or exchange must deliver or cause to be delivered to the Transfer Agent a duly completed Regulation S Certificate.

(3) The person requesting the transfer or exchange must deliver or cause to be delivered to the Transfer Agent (x) a duly completed Rule 144A Certificate or (y) a duly completed Regulation S Certificate, and/or (z) an opinion of counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the holder of a 2034 Bond that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Transfer Agent or (ii) a 2034 Bond that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Transfer Agent will deliver a Certificated Bond that does not bear the Restricted Legend.

(4) The person requesting the transfer or exchange must deliver or cause to be delivered to the Transfer Agent a duly completed Rule 144A Certificate.

(c) No certification is required in connection with any transfer or exchange of any 2034 Bond (or a beneficial interest therein)

(1) after such 2034 Bond is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision); provided that the Company has provided the Transfer Agent with an Officer's Certificate to that effect, and the Company may require from any person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2) sold pursuant to an effective registration statement.

Any Certificated Bond delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Transfer Agent will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a 2034 Bond (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Transfer Agent.

SECTION 7. (a) Each 2034 Bond originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Bonds that bear the Temporary Offshore DTC Legend.

(b) An owner of a beneficial interest in a Temporary Offshore Global Bond (or a person acting on behalf of such an owner) may provide to the Transfer Agent (and the Transfer Agent will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Transfer Agent will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Transfer Agent will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Bond, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Bond by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Bond by the amount of such beneficial interest.

(c) Notwithstanding anything to the contrary contained herein, beneficial interests in a Temporary Offshore Global Bond may be held through the Depositary only through Euroclear and Clearstream and their respective direct and indirect participants.

SECTION 8. The 2034 Bonds, and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:

[FORM OF FACE OF 2034 BOND]

INDIANAPOLIS POWER & LIGHT COMPANY

FIRST MORTGAGE BOND, 6.60% Series, Due 2034

Due January 1, 2034

No. ___ $___________

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the ''Company''), for value received, hereby promises to pay or registered assigns, on January 1, 2034, at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, ________________________Dollars in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from and including the most recent date to which interest has been paid, or if no interest has been paid from January 13, 2004, through but excluding the date on which interest is paid, at the rate of six and six tenths percent (6.60%) per annum in like lawful money at said office or agency on January 1 and July 1 in each year commencing July 1, 2004, or if such day shall be a legal holiday or a day on which banking institutions are authorized by law to close in the City of Chicago, Illinois, the day next succeeding such day which shall not be a legal holiday or a day on which such institutions are authorized to close, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on January 1 or July 1 will, subject to the exception provided in Section 3 of the Forty-Eighth Supplemental Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the tenth day next preceding such interest payment date.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

This bond shall not become obligatory until J.P. Morgan Trust Company, National Association, the Trustee under the Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY has caused this bond to be signed in its name by its President or one of its Vice Presidents, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

INDIANAPOLIS POWER & LIGHT COMPANY

Dated_______________ By_______________________________

Attest:

By_____________________________

[FORM OF TRUSTEE'S CERTIFICATE ON BONDS]

Trustee's Certificate

This 2034 Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Forty-Eighth Supplemental Indenture thereto.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,

AS SUCCESSOR IN INTEREST TO

AMERICAN NATIONAL BANK AND

TRUST COMPANY OF CHICAGO

Trustee

By________________________________

Authorized Signature

[FORM OF REVERSE SIDE OF BOND]

INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 6.60% Series, due 2034

Due January 1, 2034

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 6.60% Series, due 2034 (herein called the ''2034 Bonds'') limited in aggregate principal amount to One Hundred Million Dollars ($100,000,000) and established by a Forty-Eighth Supplemental Indenture dated as of January 1, 2004, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago (predecessor to J.P. Morgan Trust Company, National Association), as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the ''Mortgage''), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

This 2034 Bonds are subject to redemption as provided in Section 4 of the Forty-Eighth Supplemental Indenture, to which reference is made for full description of redemption provisions and prices.

With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2034 Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

No reference herein to the Mortgage, and no provision of this 2034 Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Forty-Eighth Supplemental Indenture, the principal of, and premium, if any, and interest on this 2034 Bonds at the place, at the respective times and at the rate and the manner herein prescribed.

This 2034 Bond is issuable only in full registered form without coupons in denominations of One Thousand Dollars ($1,000) and any larger denomination which is a whole multiple of One Thousand Dollars ($1,000).

The 2034 Bonds shall be transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company for such purpose in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2034 Bond, in an authorized denomination, of equal principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Forty-Eighth Supplemental Indenture.

Upon redemption of this 2034 Bond in part and surrender thereof at the office or agency of the Company for such purpose in the City of Chicago, Illinois, for exchange, the Trustee shall authenticate and deliver a new registered 2034 Bond in an authorized denomination and principal amount equal to the reduced principal amount due on that series after such partial redemption.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within bond and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said bond on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL

CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this bond the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

□ (1) This bond is being transferred to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Forty-Eighth Supplemental Indenture is being furnished herewith.

□ (2) This bond is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit C to the Forty-Eighth Supplemental Indenture is being furnished herewith.

or

□ (3) This bond is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this bond and the Forty-Eighth Supplemental Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this bond in the name of any person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Forty-Eighth Supplemental Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:2

By:

To be executed by an executive officer

2 Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the transfer agent, which requirements include membership or participation in the Note Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the transfer agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[END OF 2034 BOND FORM]

SECTION 9. Until the 2034 Bonds in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, fully registered 2034 Bonds in temporary form, as provided in Section 15 of the Original Mortgage.

SECTION 10. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2034 Bonds, and the Company reserves the right, without any consent of, or other action by, the holder of the 2034 Bonds, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2034 Bonds the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

SECTION 11. The Company covenants that, so long as any of the 2034 Bonds shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

SECTION 12. The Company shall furnish to the holders or beneficial holders of the 2034 Bonds and prospective purchasers, upon their request, the information required under Rule 144A(d)(4) under the Securities Act until such time as such 2034 Bonds are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act, assuming these 2034 Bonds have not been owned by the Company or an affiliate of the Company.

SECTION 13. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Forty-Eighth Supplemental Indenture or of the 2034 Bonds issued hereunder.

SECTION 14. Whenever in this Forty-Eighth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Forty-Eighth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 15. Nothing in this Forty-Eighth Supplemental Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Forty-Eighth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Forty-Eighth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

SECTION 16. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2034 Bonds issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Forty-Eighth Supplemental Indenture.

SECTION 17. This Forty-Eighth Supplemental Indenture is dated as of January 1, 2004, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(signature pages to follow)

IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and on its behalf, and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, AS SUCCESSOR IN INTEREST TO AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Authorized Officers, and its corporate seal to be hereto affixed and attested by one of its Authorized Officers, all as of the day, month and year first above written.

INDIANAPOLIS POWER & LIGHT

COMPANY

By ______________________________

(SEAL) HAMSA SHADAKSHARAPPA,

Senior Vice President Financial Services,

Chief Financial Officer and Secretary

Attest:

By: _____________________________

CONNIE R. HORWITZ,

Treasurer and Assistant Secretary

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, AS SUCCESSOR IN INTEREST TO AMERICAN NATIONAL BANK AND

TRUST COMPANY OF CHICAGO

By________________________________

Derick Rush,

Authorized Officer

Attest: (SEAL)

By:______________________________

John P. Porzuczek,

Authorized Officer

STATE OF INDIANA )

) SS:

COUNTY OF MARION )

On this 7th day of January, in the year 2004, before me, a Notary Public in and for the County and State aforesaid, personally came HAMSA SHADAKSHARAPPA, Senior Vice President Financial Services, Chief Financial Officer and Secretary and CONNIE R. HORWITZ, Treasurer and Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Senior Vice President Financial Services, Chief Financial Officer and Secretary and Treasurer and Assistant Secretary, respectively. Said HAMSA SHADAKSHARAPPA and CONNIE R. HORWITZ being by me severally duly sworn did depose and say that the said HAMSA SHADAKSHARAPPA resides in Marion County, Indiana and the said CONNIE R. HORWITZ resides in Hamilton County, Indiana; that said HAMSA SHADAKSHARAPPA is Senior Vice President Financial Services, Chief Financial Officer and Secretary and said CONNIE R. HORWITZ is Treasurer and Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 7th day of January, 2004.

_______________________________

Catherine McDaniel,

Notary Public

My Commission Expires:

August 17, 2009

My County of Residence is:

Shelby

(NOTARIAL SEAL)

STATE OF INDIANA )

) SS:

COUNTY OF MARION )

On this 7th day of January, in the year 2004, before me, a Notary Public in and for the County and State aforesaid, personally came Derick Rush and John P. Porzuczek, Authorized Officers of J.P. Morgan Trust Company, National Association, as successor in interest to American National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Authorized Officers. Said Derick Rush and John P. Porzuczek, being by me severally sworn did depose and say that the said Derick Rush resides in Hamilton County, Indiana, and that the said John P. Porzuczek resides in Hamilton County, Indiana; that said Derick Rush and John P. Porzuczek, are Authorized Officers of said J.P. Morgan Trust Company, National Association, as successor in interest to American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 7th day of January, 2004.

________________________________

Lucas Nathaniel Burgin,

Notary Public

My Commission Expires:

June 23, 2011

My County of Residence is:

Hancock

(NOTARIAL SEAL)

This instrument was prepared by

Steven W. Thornton, Barnes & Thornburg,

11 South Meridian Street, Indianapolis, IN 46104

INDS01 SWT 633071_4

EXHIBIT A

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To: J.P. Morgan Trust Company, National Association

Global Trust Services

111 Monument Circle

Indianapolis, Indiana 46277

Attention: Corporate Trust Administration OR

[Euroclear Bank S.A./N.V., as operator of the Euroclear System] OR

[Clearstream Banking SA]

Re: Indianapolis Power & Light Company

First Mortgage Bonds, 6.60% Series, due 2034 (the "Bonds")

Issued under the Forty-Eighth Supplemental Indenture to the

Mortgage and Deed of Trust dated as of May 1, 1940

(as supplemented and amended) (the "Mortgage")

Ladies and Gentleman:

We are the beneficial owner of $_________ principal amount of Bonds issued under the Mortgage and represented by a Temporary Offshore Global Bond (as defined in the Mortgage).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

□ A. We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

□ B. We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended, that purchased the Bonds in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:

Name:

Title:

Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

To: J.P. Morgan Trust Company, National Association

Global Trust Services

111 Monument Circle

Indianapolis, Indiana 46277

Attention: Corporate Trust Administration

Re: Indianapolis Power & Light Company

First Mortgage Bonds, 6.60% Series, due 2034 (the "Bonds")

Issued under the Forty-Eighth Supplemental Indenture to the

Mortgage and Deed of Trust dated as of May 1, 1940

(as supplemented and amended) (the "Mortgage")

Ladies and Gentleman:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations ("Member Organizations") appearing in our records as persons being entitled to a portion of the principal amount of Bonds represented by a Temporary Offshore Global Bond issued under the above- referenced Mortgage, that as of the date hereof, $________ principal amount of Bonds represented by the Temporary Offshore Global Bond being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Bonds in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Bond excepted in such Member Organization certifications and (ii) as of the date hereof we have not received any notification from any Member Organization to the effect that the statements made by such Member Organization with respect to any portion of such Temporary Offshore Global Bond submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[EUROCLEAR BANK S.A./N.V., as

operator of the Euroclear System]

OR

[CLEARSTREAM BANKING SA]

By:

Name:

Title:

Address:

Date:

EXHIBIT B

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL BOND ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL BOND ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE MORTGAGE.

EXHIBIT C

REGULATION S CERTIFICATE

______________, ____

J.P. Morgan Trust Company, National Association

Global Trust Services

111 Monument Circle

Indianapolis, Indiana 46277

Attention: Corporate Trust Administration

Re: Indianapolis Power & Light Company

First Mortgage Bonds, 6.60% Series, due 2034 (the "Bonds")

Issued under the Forty-Eighth Supplemental Indenture to the

Mortgage and Deed of Trust dated as of May 1, 1940

(as supplemented and amended) (the "Mortgage")

Dear Sirs:

Terms are used in this Certificate as used in Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

□ A. This Certificate relates to our proposed transfer of $_____ principal amount of Bonds issued under the Mortgage. We hereby certify as follows:

1. The offer and sale of the Bonds was not and will not be made to a person in the United States (unless such person is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2. Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Bonds.

4. The proposed transfer of Bonds is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5. If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Bonds, and the proposed transfer takes place during the Restricted Period (as defined in the Mortgage), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Mortgage), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

□ B. This Certificate relates to our proposed exchange of $________ principal amount of Bonds issued under the Mortgage for an equal principal amount of Bonds to be held by us. We hereby certify as follows:

1. At the time the offer and sale of the Bonds was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2. Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not prearrange the transaction in the United States.

3. The proposed exchange of Bonds is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS)

OR OWNER (FOR EXCHANGES)]

By:

Name:

Title:

Address:

Date:

EXHIBIT D

RESTRICTED LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (I) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (II) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER"' AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (III) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (V) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING UNDER RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE), SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (III) OR (IV) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

EXHIBIT E

RULE 144A CERTIFICATE

______________, ____

J.P. Morgan Trust Company, National Association

Global Trust Services

111 Monument Circle

Indianapolis, Indiana 46277

Attention: Corporate Trust Administration

Re: Indianapolis Power & Light Company

First Mortgage Bonds, 6.60% Series, due 2034 (the "Bonds")

Issued under the Forty-Eighth Supplemental Indenture to the

Mortgage and Deed of Trust dated as of May 1, 1940

(as supplemented and amended) (the "Mortgage")

Ladies and Gentleman:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

□ A. Our proposed purchase of $________ principal amount of Bonds issued under the Mortgage.

□ B. Our proposed exchange of $________ principal amount of Bonds issued under the Mortgage for an equal principal amount of Bonds to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of ___________, 200_, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Bonds to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR

TRANSFERS) OR OWNER (FOR

EXCHANGES)]

By:

Name:

Title:

Address:

Date:

EXHIBIT F

TEMPORARY OFFSHORE DTC LEGEND

THIS BOND IS A TEMPORARY GLOBAL BOND. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR CERTIFICATED BONDS OTHER THAN A PERMANENT GLOBAL BOND IN ACCORDANCE WITH THE TERMS OF THE MORTGAGE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

INDS01 SWT 633071_4